SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                 FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of report (Date of earliest event reported)  April 1, 1996

                     Century Properties Fund XII
        (Exact Name of Registrant as Specified in Its Charter)

                              California
             (State or Other Jurisdiction of Incorporation)

            0-8658                               94-2414893
   (Commission File Number)         (I.R.S. Employer Identification No.)

    One Insignia Financial Plaza, Greenville, South Carolina      29602
      (Address of Principal Executive Offices)                  (Zip Code)

                              (864) 239-1000
           (Registrant's Telephone Number, Including Area Code)

                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)



Item 2. Acquisition or Disposition of Assets

    On April 1, 1996, the Registrant sold Indian River Shopping Center located in Scottsdale, Arizona to an unaffiliated third party. The purchase price for the property was $3,420,000. Net proceeds to the Registrant after payment of closing costs and existing debt were approximately $3,300,000.

     The Registrant is currently evaluating its cash needs to determine if any portion of these net proceeds can be distributed to its partners in the near future.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

(b)  Pro Forma Financial Information:

     The required pro forma financial information will be provided in the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1996.

(c)  Exhibits

     10. Real Estate Contract, dated February 8, 1996, between the Registrant and Maclay Properties Company, Inc.





SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CENTURY PROPERTIES FUND XII

                               By: FOX CAPITAL MANAGEMENT
                                   CORPORATION, its General
                                   Partner

Date:  April 11, 1996              By /s/ William H. Jarrard, Jr.
                                      William H. Jarrard, Jr.
                                      President


Exhibit Index


Exhibit                                                      Page

10.  Real Estate Contract, dated February 8, 1996,              5
     between Registrant and Maclay Properties
     Company, Inc.


REAL ESTATE CONTRACT

THIS CONTRACT OF SALE (the "Contract") is made by and between CENTURY PROPERTIES FUND XII (hereinafter referred to as
"Seller") and MACLAY PROPERTIES COMPANY, INC. (hereinafter and collectively referred to as "Purchaser") upon the terms and conditions set forth herein.

ARTICLE I

Seller hereby sells and agrees to convey and Purchaser hereby purchases and agrees to pay for the tract of land and improvements, known as Indian River Shopping Center in Scottsdale, Arizona, further described on Exhibit "A", attached hereto and incorporated herein for all purposes, together with all and singular, the rights and appurtenances pertaining to the property, any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (all of such real property, rights and appurtenances being hereinafter referred to as the "Property").

ARTICLE II
Purchase Price

The purchase price for the Property shall be Three Million
Four Hundred Twenty Thousand Dollars ($3.420.000.00) and shall be payable as specified as Article VII at closing.

ARTICLE III
Survey

	Seller, shall provide Purchaser with a current as-built survey of the Property prepared by a duly licensed Arizona Land Surveyor within ten (10) days following the Contract Date of this Contract. The survey shall show the location of all improvements, highways, streets, roads (proposed or otherwise), railroads, easements, rights-of-way on or adjacent to the Property, shall set forth the total acreage comprising the Property, shall contain the surveyor's certification that there are no encroachments or protrusions on the Property and the Property has access to and from adjacent Public Roads, and shall be in conformance with additional survey requirements as outlined in Exhibit "B" attached hereto, provided, however, Purchaser shall be responsible for the additional costs associated with the requirements of Exhibit "B" estimated at this time to be $1,850.00. In the event that the metes and bounds description of the Property as reflected in said survey differs from the description set out in Exhibit "A" attached hereto, the deed to be delivered by Seller to Purchaser at the Closing shall follow the metes and bounds description of the Property reflected in the survey. Such survey shall also show the location and size of the water, sanitary sewer and utility easements serving the Property.

ARTICLE IV
Good and Indefeasible Title

At the Closing, Seller shall convey to Purchaser by Special
Warranty Deed, good and indefeasible title in fee simple to all of the Property, free and clear of any and all liens, encumbrances, conditions, assessments, easements, restrictions and rights of any parties in possession, except for the following:

(a)	General real estate taxes for the year of closing and
subsequent years not yet due and payable;

(b)	Rights of parties in possession pursuant to the rent
roll attached as Exhibit "C"; and

(c)	Such other liens, encumbrances, conditions,
assessments, easements, and restrictions, if any, as are approved in writing by Purchaser as provided for in Article V below.

ARTICLE V
Title Commitment

Seller shall promptly order, and request to be furnished to Purchaser within ten (10) days after the Contract Date, a current title commitment for an Owner's Title Insurance Policy issued through the Title Company, as defined below, setting forth the state of title of the Property and all exceptions, including easements, restrictions, rights-of-way, covenants, reservations and other conditions, if any, affecting the Property which would appear in the Owner's Title Policy, if issued, together with true, correct and legible copies of all instruments listed as exceptions therein. It is understood and agreed that the title commitment to be furnished to Purchaser hereunder shall be updated after the date the survey described in Article III hereof is received by the Title Company and shall reflect, in addition to those exceptions described above, any title condition which may be shown by the Survey and which would appear as exceptions in an Owner's Title Policy, if issued. In the event any exceptions appear in such commitment, other than those listed in
Article IV hereof and other standard printed exceptions (which shall be modified in the Owner's Title Policy as specified in
Article VI hereof), that are unacceptable to Purchaser, then Purchaser shall, within ten (10) days after receipt of such commitment, copies of such instruments and the Survey, notify Seller in writing of such fact. Seller shall undertake to eliminate or modify such unacceptable exceptions to the satisfaction of Purchaser. In the event Seller is unable or unwilling to eliminate or modify any such unacceptable exceptions within ten (10) days after Seller receives Purchaser's written notice of title objections and is unable to convey title to the Property in accordance with Article IV above, Purchaser may terminate this Contract by notice in writing to Seller within ten
(10) days after the expiration of Seller's ten (10) day cure period, or may accept such title as Seller can deliver. The failure of Purchaser to notify Seller prior to the expiration of the time periods specified herein shall be deemed to the Purchaser's acceptance of the state of title reflected in such commitment. In the event Seller is unable to convey title to the Property in accordance with Article IV above and Purchaser elects to terminate this Contract, Purchaser shall be entitled to the return of its Earnest Money Deposit as Purchaser's sole remedy and Seller and Purchaser shall have no further obligations or liabilities one to the other.

ARTICLE VI
Owner's Title Policy

At the Closing, Seller agrees to cause the Title Company to furnish to Purchaser, at Seller's sole expense, the usual form of ALTA Extended Coverage Owner's Title Policy issued by Transamerica Title Insurance Company ("Title Company") whose address is 4647 North 32nd Street, Suite 135, Phoenix, Arizona 85018 Attention: Pamela Hannappel, Escrow Officer (602) 956-5568, in Purchaser's favor in the full amount of the Purchase Price insuring Purchaser's indefeasible, fee simple title to the Property, subject only to those title exceptions listed in
Article IV hereof such other exceptions contained in the usual form of ALTA Extended Coverage Owner's Title Policy, and such other exceptions as have been approved pursuant to Article IV and V, provided, however:

(a) The boundary and survey exceptions shall be amended to the extent permitted by applicable rules governing title policies in the State of Arizona;

(b) The exception as to restrictive covenants shall be endorsed "None of Record";

(c) The exception as to the lien for taxes shall be limited to the year of closing; and

(d) Any exception as to rights of parties in possession shall be modified to reflect those tenants in possession as set forth in Exhibit "C".

ARTICLE VII
Closing

The Closing shall be held at the offices of the Title
Company or by escrow established with the Title Company on or before the latter of twenty-one (21) days after the end of the Property Examination Period or seven (7) days after receipt of a closure letter from the Arizona Department of Environmental Quality, pertaining to those matters set forth in the Four Corners Environmental, Inc. report dated December 1995 (the "Closure Letter") at 10:00 A.M., or at such other time, date, and place as the parties may agree upon (which date is herein called the "Closing Date" or the "Closing"). At the Closing:

	(a)	Seller shall:

(i) Deliver to Purchaser a duly executed and acknowledged Special Warranty Deed, with the Closure Letter or other related deed restriction document attached, conveying the Property to Purchaser as provided in Article IV.

(ii) Cause the Title Company to deliver to Purchaser the Owner's Title Policy required by Article VI hereof.

(iii) Deliver an updated Rent Roll containing, as of the Closing Date, certified by Seller as true, complete, and correct together with Seller's certification that all of the Leases shown thereon are in full force and effect.

(iv) Deliver a Tenant Estoppel Certificate (herein so called), dated no more than thirty (30) days prior to the Closing Date, executed by each tenant of the Property stating that: a true and correct copy of the lease of such tenant (together with all amendments and modification thereto) is attached to the Tenant Estoppel Certificate; the tenant has accepted and is occupying the leased premises and is paying rent as set forth in the lease; the lease has not been modified (or, if modified, stating the nature of the modification) and there are no agreements made with the landlord other than as reflected in the lease; the tenant is not in default under the lease and, to the best knowledge of tenant, the landlord is not in default thereunder; the tenant has no claims, concessions, free rent, bonuses or other agreements affecting the lease which are not contained in the lease; the tenant has no option to purchase the Property or any portion thereof; the tenant has no option to lease additional space in the Improvements except as set forth in the lease pursuant to which the tenant is occupying space in the Improvements; the tenant has no right of first refusal to lease any tenant space (other than that covered by the lease pursuant to which the tenant is occupying space in the Improvements) upon the expiration of one or more tenant leases covering other tenant space in the Improvements or at any other time; the date to which rent is paid or prepaid; and the amount of the tenant's security deposit, if any. Notwithstanding the foregoing, if Seller is unable to obtain a Tenant Estoppel Certificate from any tenant, Purchaser, at Purchaser's sole option, may require in lieu thereof, Seller's written warranty to Purchaser that Seller knows of no landlord or tenant default thereunder except as noted in the Rent Roll and Seller's agreement to defend and hold harmless against any tenant claim that would have been disclosed and/or estopped by the delivery of a Tenant Estoppel Certificate. Seller's inability to deliver a Tenant Estoppel Certificate shall not result in a default under this Contract by Seller, and Purchaser's sole remedy under this Contract shall be to accept Seller's Estoppel Certificate as referenced above, or terminate this Contract, and be entitled to a return of the Earnest Money Deposit.

(b)	Purchaser shall:

		(i) Pay to Seller the amount of $3.420 000.00 in cash.

(c)	General real estate taxes for then current year
relating to the Property and collected rents, if any, shall be prorated as of the Closing Date and shall be adjusted in cash to Purchaser at the Closing. If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation.

(d) All Closing costs, including without limitation, recording and escrow fees, shall be assessed to the respective parties as is customary in the purchase of real property in Scottsdale, Arizona of the Closing Date.

ARTICLE VIII
Brokers

A commission will be paid by Purchaser to Marcus &
Millichamp of Phoenix, Arizona pursuant to a separate agreement.

Seller and Purchaser each represent and warrant to the other that neither has employed, retained, or consulted any broker, agent, or other finder other than as set forth above with respect to the Property or in carrying on negotiations relative to this Contract, and Seller and Purchaser shall indemnify and hold the other harmless from and against any and all claims, demand, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorney's fees incurred in connection with the enforcement of this indemnity, which may be asserted or recovered against the other on account of any brokerage fee, commission, or other compensation arising in breach of this representation and warranty).

ARTICLE IX
Representations and Warranties

Seller represents and warrants the following as of the Contract
Date and Closing Date:

(a) Seller has no written notice of any pending or threatened condemnation proceedings affecting the Property.

(b) Seller has not received any written notice of violation of any governmental regulation pertaining to the Property.

(c) With the exception of the (i) Soil Sampling Activities
Report completed by Four Seasons Environmental, Inc., dated December 1995, (ii) the Operations Audit Report prepared by Growth Environmental Service, Inc. dated September 14, 1995, and
(iii) the Phase I and Phase II Environmental Assessment Reports prepared by Building Analytics dated September 27, 1995 and November 14, 1995, respectively, to the best of Seller's knowledge, the Property is not comprised of any material which is known to be an environmental hazard.

ARTICLE X
Earnest Money

	Contemporaneously with the execution hereof, Purchaser shall deliver to the Title Company a Cashier's Check, or other immediately available funds, in the amount of Twenty Five
Thousand Dollars ($25,000.00) as an earnest money deposit
("Earnest Money Deposit"), which will be placed in an interest bearing account with a reputable financial institution acceptable to Seller and Purchaser in their reasonable discretion. At the end of the Inspection Period, Purchaser shall deliver an additional Twenty Five Thousand Dollar ($25,000.00) deposit to the Title Company. Purchaser's taxpayer identification number is 75-2135022. Any and all interest which shall accrue on the Earnest Money Deposit shall accrue for the benefit of the party entitled to receive the Earnest Money Deposit pursuant to this Contract. At Closing, the said Earnest Money Deposit shall be applied to the cash payment required to be paid by Purchaser to Seller. In the event Purchaser defaults and such default is not cured after Seller's written notice to Purchaser hereunder and Seller is not in default hereunder, the Earnest Money Deposit shall become the property of Seller as liquidated damages for the breach of this Contract, which shall be the Seller's sole remedy hereunder and Seller shall not otherwise have the right to specifically enforce the terms and provisions hereof.

ARTICLE XI
Contingencies

The obligations of the Purchaser to consummate the transaction contemplated hereby are subject to the following contingencies (any of which may be waived by Purchaser at or prior to Closing).

(a) If the Seller is unable to obtain the Closure Letter referred to in Article VII within one hundred twenty (120) days, Purchaser may terminate this Contract and receive a refund of the Earnest Money Deposit.

(b) This Contract is contingent upon Purchaser's Lender inspecting the property within the Property Examination Period referred to below. If said Lender is unable to conduct a site inspection within the Property Examination Period, Seller shall have the option to extend the time allowed for such inspection or terminate the Contract, in its sole discretion.

(c) Purchaser shall have a period of twenty-one (21) days (the "Property Examination Period") from the Contract Date to conduct engineering and environmental studies, tenant interviews, and lender site inspection. If, within the Property Examination Period Purchaser determines, in its sole and unfettered judgment, that the Property is not satisfactory to Purchaser or cannot be used and financed in the manner of or for the purposes that Purchaser intends, Seller and Purchaser shall, within five (5) days, sign a release of the Contract entitling the Purchaser to a return of any and all Earnest Money Deposits. If Purchaser elects to move forward after the Property Examination Period, Purchaser shall deliver before 5:00 p.m. on the twenty-first (21st) day from the Contract Date, a letter indicating desire to move forward. If no letter is received by Seller by this time, the contract becomes null and void and all Earnest Money Deposits shall be immediately returned to Purchaser. If Purchaser elects to proceed, the Earnest Money Deposit shall become non-refundable, but applicable to the purchase price in the event of closing. Purchaser shall indemnify and defend Seller against and hold Seller harmless from any and all loss, cost, claim, liability and expense (including reasonable attorney's fees) arising out of Purchaser's activities on the Property during the Property Examination Period.

The above referenced Due Diligence Materials shall include:

	(1)	Plans, drawings, and specifications (including "as
built" plans and drawings, (if any) with regard to the Premises to the extent presently available and in Seller's possession or control;

	(2)	Real estate tax bills and statements for the current
year and past three (3) years with respect to the Property;

	(3)	Copies of all service contracts;

	(4)	Copies of any option contracts, construction contracts
and architectural contracts relating to the Property or any part thereof which are in the possession or control of Seller;

	(5)	Copies of any agreements to which Seller is a party,
which provide for the payment of commissions in connection with the leasing of the Property;

	(6)	A schedule of all current or pending litigation and
claims of which Seller has actual knowledge if any, pertaining to the Property or any part thereof, together with a brief description of each such proceeding or claim;

It is understood and agreed, and Purchaser hereby acknowledges, that the Property Examination Period is more than ample time to review and inspect the condition of the Property and that if, for any reason, it is dissatisfied with the condition of the Property or with the information provided or available to Purchaser within the Property Examination Period, it has the unrestricted right to terminate this Contract. Accordingly, in the event Purchaser does not terminate this Contract, and proceeds beyond the expiration of the Property Examination Period, it is understood and agreed that the Property is being sold "as is", "where is" and "with all faults",and Seller makes no representation or warranty whatsoever as to the condition or value of the Property or otherwise except as set forth in Article IX, or Addendum Paragraph One.

If this Contract is terminated for any mason, Purchaser agrees to promptly supply Seller with the results of any tests, studies or inspections of the Property performed hereunder, unless prohibited by Contract or otherwise.

ARTICLE XII
Assignment of Contract

This Contract and Purchaser's rights and obligations hereunder may not be assigned by Purchaser. Notwithstanding the foregoing, Purchaser shall have the right, power, and authority to assign this Contract and all rights hereunder to any affiliated entity in which Purchaser has a fifty percent (50%) or more ownership and control interest or, for a limited partnership, in which Purchaser is a general partner or, for a limited liability company, in which Purchaser is the managing member. Purchaser shall be and remain liable and responsible for payment and performance of all obligations hereunder or undertaken by Purchaser to be paid or performed pursuant to any permitted assignment. Purchaser shall notify Seller of any permitted assignment and shall furnish written evidence of such assignment to Seller.

ARTICLE XIII
Seller's Default

In the event that Seller fails to consummate the transaction herein contemplated in accordance with the terms of this Contract, after the performance or tender of performance by Purchaser of all of its obligations hereunder, at Purchaser's election, Purchaser shall:

(a) Be entitled to terminate this Contract whereupon the Escrow Agent shall return the Earnest Money Deposit to Purchaser and Purchaser shall be entitled to reimbursement from Seller of its actual out-of-pocket expenses of Purchaser's counsel and third parties conducting due diligence (i.e. title, survey, engineer and environmental reports, based upon paid receipts tendered by Purchaser to Seller) not to exceed Thirty Five Thousand Dollars ($35,000.00); or

(b) Be entitled to sue Seller for specific performance of this Contract provided, however, Seller shall not be required to expend in excess of Thirty Five Thousand Dollars ($35,000.00) to correct any matter Seller did not deliberately cause.

The parties agree that should Purchaser be unsuccessful in obtaining the remedy set forth in (b) above, Purchaser's sole remedy shall be as set forth in Subparagraph (a) above.

ARTICLE XIV
Miscellaneous

(a) This Contract, together with the Exhibits attached hereto embodies the entire agreement between the parties and cannot be varied except by the written agreement of the parties.

(b) Any notice, request, demand, or other communication required or permitted to be delivered hereunder shall be given in writing by delivering the same in person to the intended addressee, or by United States Mail, postage prepaid, registered or certified mail, return receipt requested, or by facsimile (provided that such facsimile is confirmed by mail in the manner previously described), or by overnight courier, sent to the intended addressee at the address set forth opposite the signature of such party hereto. Such notice shall be deemed to be delivered, whether or not actually received, when deposited in United States Mail, if used, or the day after deposit with the overnight courier, if used, or actual receipt if sent by facsimile, as provided herein.

(c) All the terms and conditions of this Contract are hereby made binding on the executors, heirs, administrators, successors, and assignees of both parties hereto.

(d) Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

(e) The captions used in connection with paragraphs of this Contract are for convenience only and shall not be deemed to construe or limit the meaning of the language of this Contract.

ARTICLE XV
Time of the Essence

	Time is of the essence of each and every provision of this Agreement.

ARTICLE XVI
Destruction Damage or Taking Prior to Closing

Prior to Closing, risk of loss with regard to the Property shall be borne by Seller. If, prior to the Closing, the Property is destroyed or damaged, or becomes subject to a taking by virtue of eminent domain, to any extent whatsoever, Purchaser may, in Purchaser's sole discretion, either terminate this Agreement, whereupon Title Company shall deliver the Escrow Deposit, and neitherparty hereto shall have any further rights or obligations hereunder, or close this Agreement in which case Purchaser shall receive an assignment of the insurance or condemnation proceeds.

ARTICLE XVII
Governing Law

This Agreement shall be governed by and construed in accordance with laws of the State of Arizona.

ARTICLE XVIII
Severability

In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, of unenforceable provision had never been contained herein.

ARTICLE XIX
Construction

The parties acknowledge that each party and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

ARTICLE XX
Foreign Person Status

If Seller is not a "foreign person", as defined in the federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended (the "federal tax law"), then at the Closing, Seller will deliver to Purchaser a certificate so stating, in a form complying with the federal tax law. If Seller is a "foreign person" or if Seller fails to deliver the required certificate at the Closing, then in either such event the funding to Seller at the Closing will be adjusted to the extent required to comply with the withholding provisions of the federal tax law; and although the amount withheld will still be paid at the Closing by Purchaser, it will be retained by a mutually acceptable escrow agent for delivery to the Internal Revenue Service together with the appropriate federal tax law forwarding forms (and with copies being provided both to Seller and to Purchaser). The following parties are hereby approved as mutually acceptable escrow agents in the event that withholding is warranted in accordance with the immediately preceding sentence (listed in order of decreasing performance): the Title Company, the Purchaser's "independent CPA" (i.e., a certified public accountant who is associated with an independent CPA firm), the Purchaser's "outside counsel" (i.e., a licensed attorney who is associated with an independent law firm), the Seller's "independent CPA," the Seller's "independent attorney," and a mutually acceptable financial institution.

ARTICLE XXI
Internal Revenue Code Section 6045

Seller and Purchaser hereby acknowledge that the Tax Reform
Act of 1986 requires title companies to report the terms of any real estate transaction to the Internal Revenue Service. Seller hereby agrees to execute and deliver to the Title Company at Closing any certificates or other documentation required by the Title Company in order to comply with these requirements.

This Contract may be executed in separate counterparts and this Contract shall be effective at such time as each party has transmitted to the other an executed copy of said contract.

THE PARTIES HERETO have executed this Contract upon the date set opposite each signature. The Contract Date shall be the date the Contract is acknowledged by the Title Company.

Address:	Purchaser:
3500 Oaklawn, Suite 650	MACLAY PROPERTIES COMPANY, INC.
Dallas, Texas 75219

Date:  1/29/96	By:	/s/Steven F. Shellenberger
		Steven F. Shellenberger
	Its:	Vice President


Address:	Seller:
	CENTURY PROPERTIES FUND XII

	By:	Exeter Capital Corporation,
		Authorized Representative

Date: 2/8/96		By:	/s/Peter Braverman
			Peter Braverman,
			Vice President


Receipt of an original of this Contract and the Earnest Money
Deposit is acknowledged by the Title Company on the date and time set opposite the signature below:

Address:	Title Company:
4647 North 32nd Street, 	Transamerica Title Insurance
Company
Suite 135
Phoenix, Arizona 85018

Date: 2/13/96	By:	/s/Pamela Hannappel



REAL ESTATE CONTRACT

Exhibit "A"

Legal Description



INTENTIONALLY OMITTED


Exhibit "B"

Survey Specifications



INTENTIONALLY OMITTE


Exhibit "C"

Rent Roll



INTENTIONALLY OMITTED


ADDENDUM

1.	Seller represents, warrants and agrees that (a) Seller has
received no written notice of any threatened or pending litigation against Seller which would materially and adversely affect the Property; (b) the documents delivered by Seller to Purchaser pursuant to Article Xl above will be true, correct and complete as of the date thereof; (c) from the date of execution of the Contract until closing Seller will keep the Property maintained in relative the same condition as existed prior to execution of the Contract, reasonable wear and tear excepted but in no event shall Seller be obligated to expend in excess of Twenty Five Thousand Dollars ($25,000.00) for the repair (but not usual and customary maintenance) of any portion of the Property;
(d) Seller will maintain the existing insurance coverage on the Property until closing; (e) Seller has not received any prepaid rents from any tenant for any period greater than one month except as set forth in rent roll attached as Exhibit "C"; (f) Seller will pay all bills incurred with respect to the Property at or prior to closing; (g) there are no lease commissions with respect to the Property due or to become due to any party except pursuant to written agreements delivered to Purchaser pursuant to
Article XI above; (h) the rights of landlord under the tenant leases have not been assigned or encumbered or if so, will be released at Closing; (i) Seller has received no written notice of default or non-compliance from any governmental authority or insurance company; and (i) the person signing this Contract and any and all documents pursuant to this Contract has the authority to bind Seller and to act on behalf of Seller. Notwithstanding anything to contrary provided herein, Purchaser shall have no right to pursue any action against Seller pursuant to this Paragraph or Article IX as a result of any of Seller's representations and warranties being untrue, inaccurate or incorrect if Purchaser has actual knowledge at the time of Closing that such representation or warranty was untrue, inaccurate or incorrect at the time of Closing and Purchaser, nevertheless closes the transfer of title hereunder. The representations and warranties of Seller contained in Paragraph 1 and Article IX will survive the Closing for a period of one (1) year after the Closing Date; and (i) any claim based upon any alleged breach thereof must be alleged (in writing) within such one (1) year period and (ii) any action based upon any alleged breach thereof must be commenced within eighteen (18) months after Closing. Failure to give notice or commence an action on any alleged breach within the time period specified herein shall constitute a waiver of any such claim.

Seller's Knowledge; Due Inquiry

	(a)	As used in this Contract, the words "to Seller's
knowledge" or words of similar import shall be deemed to mean and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of NPI Equity Investments II Inc., without such person having any obligation to make independent inquiry or investigation whatsoever, except "due inquiry" as described below. Nothing in this Contract shall be deemed to create or impose any personal liability of any kind whatsoever on any of the officers of NPI Equity Investments II, Inc.

	(b)	As used in this Contract, the words "after due inquiry"
or words of similar import shall be deemed to mean, and shall be Limited to mean, that NPI Equity Investments II, Inc. has confirmed (orally or in writing) the accuracy of a particular representation or warranty with Metric Property Management who is the current property manager for the Property. As noted in Subsection (a) above, nothing in this Contract shall be deemed to create or impose any personal liability of any kind whatsoever on any of the within named individuals.

	2.	Except as set forth herein, Seller and Purchaser and
any agent each represent to the others that no party has any agreement with a third party regarding finder's or consultant's fees or real estate commissions or similar payments to be paid relative to the negotiation of this Contract or sale of the Property or any interest therein and accordingly each party agrees to indemnify and hold the parties harmless from anyone claiming such commission by, through or under the indemnifying party.

	3.	In addition to the items described in Article VII(c),
all other income and operating expenses of the Property, including without limitation, public utility charges, percentage rentals, maintenance, management and other service charges, and all other normal operating charges with respect to the Property shall be prorated on an accrual basis effective as of the date of closing based on the best available estimates of such amounts; provided, however, that as soon as Purchaser is able to determine the exact amount of such charges and expenses, Seller and Purchaser, if appropriate, shall readjust in cash the amount of such income and operating expenses and charges to be paid by each party within ten (10) days following such determination, with the result that Seller shall pay only those expenses and charges attributable to the period of time up to and including the date of closing and Purchaser shall pay only for those expenses and charges attributable to the period of time subsequent to the date of closing. All adjustments will be deemed final thirty (30) days after the Closing. With respect to any service or other contracts affecting the property, Purchaser shall have the option with respect to any such contract of continuing such contract in effect after the closing, in which event Purchaser shall assume all obligations arising pursuant to such contract from and after the closing date, subject to the proration provisions contained in this Paragraph. All such service or other contracts relative to the Property which Purchaser does not elect in writing to assume shall be terminated by Seller as of the date of the closing. Purchaser shall notify Seller of Purchaser's election with respect to each such contract within at least thirty (30) days prior to closing. With respect to any such contract which Purchaser does not elect to assume, Purchaser shall have no obligation with respect to any fees, charges or expenses incurred pursuant to any such Contract, such fees, charges and expenses shall not be subject to the proration provisions contained in this paragraph and Seller shall indemnify and hold Purchaser harmless from any fees, charges or expenses arising under any such contract. At the closing, Seller and Purchaser shall each execute and deliver to the other such additional documentation as such other party may reasonably request to confirm the obligations described in this Paragraph.

	4.	If the final date of any period which is set forth in
any term or provision in this Contract falls on a Saturday, Sunday or legal holiday under the laws of the United States of the State of Arizona, then in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

	5.	At the closing of the Contract, Seller will also (a)
deliver a blanket bill of sale, conveyance and assignment to Purchaser in a form reasonably satisfactory to Purchaser, whereby Seller conveys and assigns to Purchaser all rights of Seller in and to the tenant leases and all rentals due and payable pursuant thereto, personal property, warranties and guaranties, contract rights and other items related to the Property; (b) execute and deliver to the Title Company any other instruments or documents reasonably necessary to close this Contract, including, but not limited to, closing statements, evidence of the authority of the person executing instruments on Seller's behalf and deliver of instruments required by the Title Company.

	6	Purchaser, at Purchaser's expense, may secure a termite
report for the property.